ACUSHNET HOLDINGS CORP.
ATTN: INVESTOR RELATIONS
333 BRIDGE ST.
FAIRHAVEN, MA 02719

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 10, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GOLF2018**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by June 10, 2018.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E43474-P02581

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACUSHNET HOLDINGS CORP.

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2, 3, 4, 5 and 6.

	For All	Withhold All	For All Except
1. Election of the following nominees for Class II director for a three (3) year term	☐	☐	☐

Nominees:

01) David Maher
02) Steven Tishman
03) Walter Uihlein

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
2. To approve an amendment to the Amended and Restated Certificate of Incorporation regarding board declassification.	☐	☐	☐
3. To approve an amendment to the Amended and Restated Certificate of Incorporation regarding director removal.	☐	☐	☐
4. To approve an amendment to the Amended and Restated Certificate of Incorporation regarding special meetings of the stockholders.	☐	☐	☐
5. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.	☐	☐	☐
6. To approve, in a non-binding advisory vote, the compensation paid to our named executive officers.	☐	☐	☐

For address changes/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 11, 2018: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com E43475-P02581 Annual Meeting of Shareholders June 11, 2018 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints William C. Burke and Brendan M. Gibbons, or either of them, as proxies, with the full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Acushnet Holdings Corp., to be held on June 11, 2018 at 9:00 AM Eastern Time, at www.virtualshareholdermeeting.com/GOLF2018 or at any adjournment or postponement thereof, upon any and all matters which may properly be brought before the meeting or adjournments or postponements thereof, hereby revoking all former proxies. The shares represented by this proxy will be voted as specified, but if no specification is made, the shares will be voted "FOR" each director nominee listed herein and "FOR" Proposals 2, 3, 4, 5 and 6. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side